UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 14, 2016
Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH	45242
(Address of principal executive offices)	(Zip Code)

(800) 969-2747 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2016, the Compensation Committee of the Board of Directors of AdvancePierre Foods Holdings, Inc. (the “Company”) approved an amendment to each outstanding Restricted Stock Award Agreement covering restricted stock granted under the AdvancePierre Foods Holdings, Inc. 2009 Omnibus Equity Incentive Plan, as amended (the “Plan”), including Restricted Stock Award Agreements with certain executive officers of the Company.  The amendment provided that cash dividends paid by the Company on its common stock will be paid on all outstanding vested and unvested restricted stock.  The amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to each outstanding Restricted Stock Award Agreements

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 16, 2016

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Michael B. Sims
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to each outstanding Restricted Stock Award Agreements